Exhibit 99.1

Press Release of IEH Corporation, dated as of February 11, 2022.

IEH CORP ANNOUNCES ALLENTOWN EXPANSION AND UPDATES ON SEC FILINGS

Brooklyn, N.Y., February 11, 2022 - IEH Corporation (OTC:IEHC) announced the official opening today of a new manufacturing facility in Allentown, PA. Having completed the build-out of the 29,000 sq ft facility, IEH has commenced operations, while continuing to staff and equip the plant. Dave Offerman, President and CEO of IEH Corporation commented, “We are incredibly excited to announce the opening of our new facility in Allentown, PA. This expansion of our operations allows for greater capacity in production, while assuring business continuity for our customers in the defense and aerospace markets, and driving down our overall per unit costs.”

IEH also announced today that it is making significant progress on getting current on all SEC filings. The company had previously announced that it anticipated resolution by calendar year end December 31, 2021 but was unable to meet that deadline. Dave continued, “We are well aware that for our stock to resume trading on previous platforms, we need to get current on our filings, and we are extremely focused on completing that effort. It is a large, complex task, and we are working closely with our auditors to ensure we are caught up and able to properly report going forward. We will provide updates as we begin to file. It is important to note that this inventory accounting issue has not impacted our business operations. While revenue is still tracking 25-30% below Fiscal 2021 levels as we await the full recovery of the commercial aerospace sector (which severely retracted due to COVID), we anticipate an uptick in bookings as the 2022 calendar year progresses. Our balance sheet remains strong, with over $12 million in cash as of 12/31/21, even after the investment in the new facility. We appreciate the continued patience of our valued shareholders as we conclude our accounting reconciliation efforts.”

About IEH Corporation

For over 80 years and 4 generations of family-run management, IEH Corporation has designed, developed, and manufactured printed circuit board (PCB) connectors, custom interconnects and contacts for high performance applications. With its signature Hyperboloid technology, IEH supplies the most durable, reliable connectors for the most demanding environments. The company markets primarily to companies in defense, aerospace, space and industrial applications, in the United States, Canada, Europe, Southeast and Central Asia and the Mideast. The company was founded in 1941 and is headquartered in Brooklyn, New York.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this report, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made on its current expectations and projections about future events and trends in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and you should not place undue reliance on any forward-looking statements. The Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K, as they will depend on many factors about which we are unsure, including many factors beyond our control. Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the delinquency we have experienced in filing recent periodic reports under the Securities and Exchange Act of 1934, as amended, our ability to remediate the material weaknesses in our internal controls over financial reporting or our need to amend previously issued financial results for our fiscal quarters ended September 27, 2019 and December 31, 2019; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; the continued impact of the coronavirus (“COVID-19”) virus, including the measures to reduce its spread, and its effects on the economy and the business sectors for which we provide products and services; pricing pressures on our product caused by competition; the risk that our products will not gain market acceptance; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which we operate; our ability to protect intellectual property; our relationships with key customers; adverse conditions in the industries in which our customers operate; our ability to quickly and effectively respond to new technological developments; and our ability to attract and retain key employees. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended March 31, 2020. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in this report as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should carefully review and consider the various disclosures we make in our reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business.

Contact:

Dave Offerman

IEH Corporation

dave@iehcorp.com

718-492-4448

SOURCE: IEH Corporation